UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 7, 2021.

LHI ACQUISITION CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	000-55829	82-2068453
(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification No.)

332 North Henry Street, Williamsburg, Virginia, 23185

(Address of principal executive offices and Zip Code)

(757) 345-3375

Registrant's telephone number, including area code:

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

On January 7, 2021, LHI Acquisition Corporation announced that it has executed a Letter of Intent for the acquisition of the Company. The Company intends to enter into a business combination with Xeed Holdings Group, Inc (“XEED”), a new division established by Red Cardinal Holdings, Inc for the purpose of this transaction.

The Xeed Holdings Group Inc (XEED)  plans to acquire companies with rich history in the farming and fresh produce distribution sector. The new mission will be focused on AG Tech (Agricultural Technology) and shall incorporate a multitude of  cutting-edge technologies which will cause for the complete stabilization of the seed to table process.  Utilizing the ability to incorporate vertical grow (aeroponics/hydroponics) with state-of-the-art patented technology in concert with the sales and distribution of our food products to our current government, military and big box contracts, XEED  is positioned to continue its acceleration into becoming a nationwide food technology and distribution resource.

In addition, Xeed shall incorporate a food preservation technology which will significantly delay billions of dollars of fruits and vegetables to not prematurely spoil.  This is a game changer in the AG Sector as it will permit increased shipping times as well as increased profit margin to the wholesale/retail locations. With the scheduled acquisition of these established corporations, which have over 80 combined years in the farming and food distribution sector with the addition of the latest preservation and grow technologies, Xeed Holdings Group, Inc will no doubtedly continue to thrive as these technologies mature.

The proposed acquisitions are subject to the completion of due diligence, the execution of the Definitive Purchase Agreements along with customary closing conditions. The transaction is expected to be completed on or before March 31, 2021. The Company intends to change its name to Xeed Holdings Group, Inc. The target company has an anticipated initial enterprise value of up to $350 million.

Following a business combination, the target company will normally wish to cause the Company’s common stock to trade in one or more United States securities markets. The target company may elect to take the steps required for such admission to quotation following the business combination or at some later time. Such steps will normally involve filing a registration statement under the Securities Act. Such registration statement may include securities held by current shareholders or offered by the Company, including warrants, shares underlying warrants, and debt securities. If, after a business combination and qualification of its securities for trading, the Company intends to apply for a listing on the New York Stock Exchange or NASDAQ.

This filing contains forward-looking statements, as well as assumptions made with information currently available. When used in this filing, the words “potential,” “proposed,” “expected,” “anticipate,” “intend,” “expect” and similar expressions are intended to identify forward-looking statements. These statements reflect our current views with respect to future events and are subject to risks and uncertainties that may cause our actual results to differ materially from those contemplated in our forward-looking statements. We caution you not to place undue reliance on these forward-looking statements, which speak only as of the date of this filing. We do not undertake any obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date of this filing or to reflect the occurrence of unanticipated events except when required by law.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LHI ACQUISTION CORPORATION
(Registrant)

Date: January 7, 2021	By:	/s/ Frank Kristan
Frank Kristan
President

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